SECURITIES AND EXCHANGE COMMISSION

                             Washington, DC  20549


                                   Form 8-K
                                   --------

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                      Securities and Exchange Act of 1934


             Date of Report (Date of earliest event reported) October 12, 2000
                                                              ----------------

            Paine Webber Income Properties Three Limited Partnership
            --------------------------------------------------------
             (Exact name of registrant as specified in its charter)

     Delaware                       0-10979                     13-3038189
------------------------------------------------------------------------------
(State or other jurisdiction)    (Commission                   (IRS Employer
     of incorporation             File Number)              Identification No.)



265 Franklin Street, Boston, Massachusetts                            02110
------------------------------------------------------------------------------
(Address of principal executive offices)                           (Zip Code)

Registrant's telephone number, including area code (617) 439-8118
                                                  ---------------


            (Former name or address, if changed since last report)

                                    FORM 8-K

                                 CURRENT REPORT

            PAINE WEBBER INCOME PROPERTIES THREE LIMITED PARTNERSHIP


ITEM 2 - Disposition of Assets
------------------------------

Northeast Plaza Shopping Center- Sarasota, Florida

Disposition Date - October 12, 2000

      On October 12, 2000, PaineWebber Income Properties Three Limited Partnership ("the Partnership") sold the wholly-owned Northeast Plaza Shopping Center to an unrelated third party for a gross sale price of $3,712,500. After deducting closing costs of $32,000, net property proration adjustments totalling $126,000 and the prepayment of the first mortgage debt secured by the property of approximately $758,000, the Partnership received net sale proceeds of approximately $2,796,000. The Partnership was entitled to 100% of these net sale proceeds because the master lease agreement which had covered the Northeast Plaza property was terminated prior to the sale. As of August 1, 2000, the master lease agreement was terminated in return for the Partnership's release of the master lessee from any liability regarding the known environmental issues at the property. As discussed further in the Partnership's Quarterly Report on Form 10-Q for the quarter ended June 30, 2000, the Partnership has been focusing on a sale of the Northeast Plaza Shopping Center, its remaining real estate investment, and a liquidation of the Partnership. With the sale of the Northeast Plaza property completed, the Partnership is currently proceeding with an orderly liquidation. Management currently expects to make a Liquidating Distribution, which will include the net proceeds of the Northeast Plaza transaction, along with the remaining Partnership reserves after the payment of all liquidation-related expenses, on November 15, 2000. The formal liquidation of the Partnership would be completed shortly thereafter. The total amount of the Final Distribution is currently estimated to be at least $90 per original $1,000 investment.

      In accordance with the Partnership Agreement, sale or refinancing proceeds are to be distributed first, 100% to the Limited Partners until the Limited Partners have received their original capital contributions and a cumulative annual return of 7% based upon a Limited Partner's Adjusted Capital
Contributions, as defined in the Partnership Agreement. Then a real estate brokerage commission is payable to the Partnership's Adviser. In connection with the sale of each property, the Adviser is entitled to receive a real estate brokerage commission in an amount equal to 0.75% of the selling prices of all of the properties in the portfolio. Pursuant to this provision, a total of approximately $511,000 will be paid to the Adviser as a real estate brokerage commission. Any remaining sale or refinancing proceeds are to be distributed 85% to the Limited Partners and 15% to the General Partner. Including the Final Liquidating Distribution discussed further above, Limited Partners who acquired their Units during the original offering period will have received a full return of their original capital contributions, their cumulative preferred return of 7%, as defined in the Partnership Agreement, and their proportionate share of approximately $2 million which represents an 85% share in the remaining sale or refinancing proceeds after the payment of the brokerage commission to the Adviser. The General Partner of the Partnership is expected to receive a total of approximately $350,000 as their 15% residual share noted above.

      As discussed further in the Partnership's Quarterly Report on Form 10-Q for the quarter ended June 30, 2000, during the quarter ended June 30, 1999 the Partnership was notified by the Northeast Plaza Shopping Center master-lessee of the presence of groundwater contamination at the Shopping Center which appeared to have been caused by the operation of dry cleaning equipment at the Center. On December 13, 1999, the Partnership submitted a Site Assessment Report to the state regulatory authority that confirmed the presence of the contamination, described the location of elevated contaminant concentrations, and outlined an initial analysis of remedial alternatives based on preliminary reports obtained from the master-lessee and work performed by the Partnership's own environmental consultants. On April 6, 2000, the Partnership submitted a Supplemental Site Assessment Report further defining the nature and extent of the contamination. In early May 2000, the Partnership's environmental consultant prepared a Remedial Action Plan and submitted the Plan to the state regulatory authority for review and approval. During the fourth quarter of fiscal 2000, the Plan was effectively approved by the state regulatory authority subject to the execution of a voluntary cleanup agreement with the state. The Partnership's environmental consultant had proposed to implement the Plan at a cost of approximately $1.2 million.

                                 CURRENT REPORT

            PAINE WEBBER INCOME PROPERTIES THREE LIMITED PARTNERSHIP

      However, while awaiting the approval of the Plan, the Partnership had also initiated efforts to market and sell the Northeast Plaza property on terms that would allocate to the purchaser responsibility for pre-existing environmental conditions. In July 2000, the Partnership distributed four sales packages to prospective purchasers who were targeted as potential buyers of property with pre-existing environmental conditions. As a result of that effort, three offers were received. After evaluating the offers and the strength of the prospective purchasers, the Partnership selected an offer. A purchase and sale agreement was subsequently negotiated and signed on August 31, 2000 with this prospective third-party buyer. After completing its due diligence work in September 2000, the prospective buyer made two non-refundable deposits totalling $200,000. The transaction closed as described above on October 12, 2000. In accordance with the purchase and sale agreement, all liabilities associated with the pre-existing environmental conditions at the property were transferred to the buyer at the time of the sale, and the buyer agreed to indemnify the Partnership against claims arising from known environmental problems. In addition, for the purpose of addressing risks relating to cleanup cost overruns and any unknown environmental conditions, the buyer purchased environmental insurance under which the Partnership is included as an additional insured. As a result, the Partnership is free to proceed with its planned liquidation which it expects to complete by November 30, 2000.


ITEM 7 - Financial Statements and Exhibits
------------------------------------------

(a)   Financial Statements:  None

   (b) Exhibits:

      (1) Closing Statement by and between PaineWebber Income Properties Three Limited Partnership and Northeast Plaza Venture I, LLC, dated October 12, 2000

      (2) Purchase and Sale Agreement by and between PaineWebber Income Properties Three Limited Partnership and Landbank Environmental Properties, LLC dated August 31, 2000

      (3)  Amendment to Purchase and Sale Agreement dated September 14, 2000

      (4)  Amendment to Purchase and Sale Agreement dated September 26, 2000

      (5)  Third Amendment to Purchase and Sale Agreement dated October 2, 2000

      (6)  Fourth Amendment to Purchase and Sale Agreement dated October 9, 2000

                                    FORM 8-K

                                 CURRENT REPORT

            PAINE WEBBER INCOME PROPERTIES THREE LIMITED PARTNERSHIP

                                   SIGNATURES

      Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                  PAINE WEBBER INCOME PROPERTIES THREE LIMITED PARTNERSHIP
                                  (Registrant)


                        By: THIRD INCOME PROPERTIES, INC.
                            -----------------------------
                                (General Partner)


                              By: /s/ Walter V. Arnold
                                  --------------------
                                  Walter V. Arnold
                                  Senior Vice President and
                                  Chief Financial Officer





Date:  October 27, 2000

                                CLOSING STATEMENT
                                -----------------

PROPERTY:   Northeast Plaza Shopping Center
            Sarasota, FL

------------------------------------------------------------------------------
DESCRIPTION                                       DEBIT             CREDIT
------------------------------------------------------------------------------

TOTAL CONSIDERATION:

   Total Consideration                                            3,712,500.00

DEPOSITS:

   Deposit held and disbursed by Greenberg
         Traurig, P.A.                           200,000.00
   Portion of Purchase Price paid directly to
         Seller by Buyer on October 10, 2000     441,765.58

NEW AND EXISTING ENCUMBRANCES:

   Principal Balance - Existing 1st Mortgage
         Loan from Bank of America               758,234.32

PRORATIONS AND ADJUSTMENTS:

   Proration of October Rents                     39,303.58
   Security Deposits                              14,410.21
   Proration of estimated 2000 taxes              41,407.91
   Leasing Commissions and lost rent relating
        to Boombox space                          30,740.32
                                                -----------
                                                 125,862.02

TITLE FEES AND OTHER CHARGES

   State Stamps on Warranty Deed                  25,987.50
   Record Satisfaction of Mortgage and
        Release of Other Documents                    10.50
   Record Partnership Affidavit                       19.50
   Record Termination of Short Form Lease             15.00
   Attorney's Fees and Costs                           POC
   1/2 of Title Insurance Premium                  5,928.75
   1/2 of Title Examination Fee                       50.00
                                                -----------
                                                  32,011.25

Sub Total - Cash due from Buyer at Closing                        2,154,626.83
Add: Deposit held and disbursed by Greenberg
         Traurig, P.A.                                              200,000.00
     Portion of Purchase Price paid directly to
         Seller by Buyer on October 10, 2000                        441,765.58
                                                                 -------------
Total Cash due to Seller                                          2,796,392.41
                                                                 =============

     THIS CLOSING STATEMENT HAS BEEN EXAMINED AND APPROVED, and Greenberg Traurig, P.A. is authorized to disburse in accordance herewith this 12th day of October 2000.

SELLER:

PAINEWEBBER INCOME PROPERTIES
THREE LIMITED PARTNERSHIP, a
Delaware limited  partnership

      By:   Third Income Properties, Inc., a
            Delaware corporation, its Managing
            General Partner

            By:  /s/ Margaret A. Fitts
                 ----------------------
            Name:  Margaret A. Fitts
            Title: Vice President

BUYER:

NORTHEAST PLAZA VENTURE I, LLC, a
Delaware limited  liability company

      By:   Landbank Environmental Properties,
            LLC, a Delaware limited liability
            company, Managing Member

            By:  /s/ Roscoe Van Zandt
                 ---------------------
            Name:  Roscoe Van Zandt
            Title: Vice President

                          PURCHASE AND SALE AGREEMENT
                                BY AND BETWEEN
            PAINEWEBBER INCOME PROPERTIES THREE LIMITED PARTNERSHIP
                                      AND

                    LANDBANK ENVIRONMENTAL PROPERTIES, LLC
                                      FOR

                      NORTHEAST PLAZA, SARASOTA, FLORIDA

                               TABLE OF CONTENTS

                                                                        Page
                                                                        ----

ARTICLE 1 DEFINITIONS......................................................1





ARTICLE 2 PURCHASE AND SALE................................................1





ARTICLE 3 PURCHASE PRICE; DEPOSIT; ADJUSTMENTS.............................2





ARTICLE 4..................................................................4
      PRECLOSING OPERATION.................................................4





ARTICLE 5..................................................................5
      ACCESS, INSPECTION, DILIGENCE........................................5





ARTICLE 6..................................................................11
      TITLE AND SURVEY.....................................................11





ARTICLE 7..................................................................14
      CONDITIONS PRECEDENT AND CLOSING.....................................14





ARTICLE 8..................................................................16
      CASUALTY AND CONDEMNATION............................................16





ARTICLE 9 BROKERAGE COMMISSIONS............................................17





ARTICLE 10 DEFAULT, TERMINATION AND REMEDIES...............................18





ARTICLE 11 MISCELLANEOUS...................................................18





ARTICLE 12 IRS FORM 1099-S DESIGNATION.....................................21





ARTICLE 13 ESCROW..........................................................21





ARTICLE 14 STATE REQUIREMENTS..............................................22


SCHEDULE A Legal  Description  of the Real Property
SCHEDULE B Description of Personal Property and Intangible Property SCHEDULE C Form of Escrow Instructions
SCHEDULE D Form of Special Warranty Deed
SCHEDULE E Form  of Bill of Sale
SCHEDULE F Form of Certificate of Non-Foreign Status
SCHEDULE G 1099 Designation Agreement

                          Purchase and Sale Agreement
                          ---------------------------

      This Purchase and Sale Agreement (this "Agreement") is entered into as of the 31st day of August, 2000 by and between Seller and Buyer, upon the following terms and conditions:

                                   ARTICLE 1
                                  DEFINITIONS

      References in this Agreement to the following terms shall have the following meanings:

Buyer: LandBank Environmental Properties, LLC, a Delaware limited liability company.

Seller: PaineWebber Income Properties Three Limited Partnership, a Delaware limited partnership.

Property:               The Real Property and Personal Property constituting
                        Northeast Plaza, Sarasota, Florida.

Real Property: The land described in Schedule A attached hereto and all of Seller's interest in and to the buildings, structures, improvements, fixtures, machinery and equipment (collectively, the "Improvements") now located thereon and the rights appurtenant thereto.

Personal Property:      The personal and intangible property, if any, described
                        in Schedule B attached hereto.

Purchase Price:               As Defined in Section 3.1.

Escrow Agent:                 Greenberg Traurig.

Diligence Date:               September 26, 2000.

Closing Date:                 October 6, 2000.

                                    ARTICLE 2

                               PURCHASE AND SALE

      2.1 In consideration of the undertakings and mutual covenants of the parties set forth in this Agreement, and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, Seller hereby agrees to sell and convey the Property to Buyer and Buyer hereby agrees to buy and pay the Purchase Price for the Property on the terms and conditions contained herein.

                                   ARTICLE 3

                     PURCHASE PRICE; DEPOSIT; ADJUSTMENTS

      3.1 Purchase Price. The Purchase Price shall be the sum of (i) Three Million Seven Hundred Twelve Thousand Five Hundred Dollars ($3,712,500) which shall be paid to Seller on the Closing Date (as hereinafter defined) by wire transfer of immediately available federal funds, subject to adjustment to reflect application of the Escrowed Amount and such other adjustments herein contained and (ii) all closing costs allocated to Buyer as set forth in Section
3.8 below which shall be satisfied at Closing.

      3.2 Deposit. Buyer shall, contemporaneously with execution of this Agreement, deposit with the Escrow Agent the sum of One Hundred Thousand Dollars ($100,000) (with all interest thereon and additions thereto, the "Escrowed Amount") to secure Buyer's obligations under this Agreement. Unless this Agreement has been terminated in accordance with the terms hereof, on September 14, 2000, Buyer shall deposit with the Escrow Agent an additional $100,000 to be added to the Escrowed Amount. After September 14, 2000, $50,000 of the Escrowed Amount shall become non-refundable to Buyer and be delivered by Escrow Agent to Seller, provided Seller has delivered executed copies of the termination of the Master Lease of the Property between Northeast Plaza Associates, Ltd. and Seller along with the assignment of contracts and leases affecting the Property and the property management agreement with JLJ Realty, Inc effective as of the date of such master lease termination and terminating by its terms on the Closing.

      3.3 Tax Proration. All due and payable real estate taxes, all general and special assessments on the Land and ad valorem taxes, if any, on the Personal Property (based on the most recent ascertainable taxes) attributable to the Property through the Closing Date shall be prorated and adjusted as of the Closing Date. In no event shall Seller be charged with or be responsible for any increase in the taxes on the Property resulting from the sale of the Property or from any improvements made or leases entered into on or after the Closing Date. If the tax statements for the fiscal year during which the Closing Date occurs are not finally determined, then the tax figures for the immediately prior fiscal year shall be used for the purposes of prorating taxes on the Closing Date, provided that there shall be no further adjustment to be made after the Closing Date. Any tax refunds or proceeds (including interest thereon) on account of a favorable determination resulting from a challenge, protest, appeal or similar proceeding relating to taxes and assessments relating to the Property
(i) for all tax periods occurring prior to the applicable tax period in which the Closing occurs shall be retained by and paid exclusively to Seller and (ii) for the applicable tax period in which the Closing occurs shall be prorated as of the Closing Date after reimbursement to Seller and Buyer, as applicable, for all out of pocket fees, costs and expenses (including reasonable attorneys' and consultants' fees) actually incurred by Seller or Buyer, as applicable, in connection with such proceedings such that Seller shall retain and be paid that portion of such tax refunds or proceeds as is applicable to the portion of the applicable tax period prior to the Closing Date and Buyer shall retain and be paid that portion of such tax refunds or proceeds as is applicable to the portion of the applicable tax period from and after the Closing Date. Neither Seller nor Buyer shall settle any tax protests or proceedings in which taxes for the tax period for which the other party is responsible are being adjudicated without the consent of such party, which consent shall not be unreasonably withheld, conditioned or delayed. After the Closing, Buyer shall be responsible for and control any tax protests or proceedings for any period for which taxes are adjusted between the parties under this Agreement and for any later period. Buyer and Seller shall cooperate in pursuit of any such proceedings and in responding to reasonable requests of the other for information concerning the status of and otherwise relating to such proceedings; provided, however, that neither party shall be obligated to incur any out-of-pocket fees, costs or expenses in responding to the requests of the other.

      3.4 Contract Proration. To the extent Property Contracts are not terminated pursuant to Section 4.3, prepaid or past due amounts under any Property Contracts which are assigned to Buyer at Closing shall be prorated and adjusted as of the Closing Date.

      3.5 Utility Proration. To the extent reasonably feasible, the Seller shall cause all meters for electricity, gas, water, sewer or other public utility usage at the Property to be read as of the day immediately preceding the Closing Date, and the Seller shall pay all charges for such utilities which have accrued on or prior to the Closing Date; provided, however, that if and to the extent such charges are paid directly by tenants, no such reading or payment shall be required. If the utility companies are unable or refuse to read meters for which payment by the Seller is required, all charges for such utilities to the extent unpaid shall be prorated and adjusted as of the Closing Date based on the most recent bills therefor and no further adjustment shall be made. The Seller shall provide notice to the Buyer within five (5) days of the Closing Date setting forth (i) whether utility meters will be read as of the Closing Date and (ii) a copy of the most recent bill for any utility charges which are to be prorated and adjusted as of the Closing Date.

      3.6 Income and Expense Proration. Collected rents for the then current period; security deposits which have not been previously applied by Seller in accordance with the terms of any Leases; prepaid rentals; collected or prepaid common area maintenance charges; collected or prepaid promotional charges; collected or prepaid service charges; collected or prepaid tax charges, and all other collected or prepaid incidental expenses and charges paid by tenants shall be apportioned and full value shall be adjusted as of the Closing Date, and the net amount thereof, if in favor of Seller, shall be added to the Purchase Price, or if in favor of Buyer, shall be deducted from the Purchase Price. All uncollected tenant charges and contributions payable in arrears (including, but not limited to, percentage rents, common area maintenance charges, insurance and tax contributions) for the lease year in which the Closing occurs shall be apportioned between Seller and Buyer as of the Closing. The Purchase Price shall be increased by the amount of uncollected or past due rent; provided, however, that no adjustment shall be made for rent, tenant charges or tenant contributions which are more than two (2) months past due. Common area maintenance charges and insurance contributions payable in arrears and uncollected shall be computed based on the budget for the current year and the pro rata share of such amounts for each tenant. Tax contributions payable in arrears and uncollected shall be computed as provided in Section 3.3 and based upon the pro rata share of such amount for each tenant. For purposes of prorating percentage rent, the percentage rent payable for the lease year in which the Closing occurs by any tenant which is open for business and obligated to pay percentage rent shall be determined by using the average annual percentage rent paid or payable by such tenant during the prior three (3) lease years. From and after Closing all security deposits credited to Buyer shall thereafter be deemed transferred to Buyer and Buyer shall assume and be solely responsible for the payments of security deposits (to the extent Buyer was credited for such security deposits at Closing) to tenants in accordance with the Leases (as hereinafter defined) and applicable law. Seller shall be entitled to retain and/or receive a credit for any utility deposits and any deposits for third parties under any of the Contracts (as hereinafter defined).

      3.7 Prorations Generally. A statement of prorations and other adjustments shall be prepared by Seller in conformity with the provisions of this Article 3 and submitted to Buyer for review and approval not less than two (2) business days prior to the Closing Date. For purposes of making prorations, Seller shall be deemed to be in title to the Property and entitled to the income from and responsible for the expenses thereof, on the Closing Date.

      3.8   Closing Costs.
            -------------

            3.8.1 Seller shall pay: (i) its legal fees and expenses related to the negotiation and preparation of this Agreement and all documents required to close the transaction contemplated hereby, and (ii) 50% of the escrow fees of the Escrow Agent; (iii) all state, county or other taxes associated with the transfer of the Property, and (iv) 50% of all costs associated with title examination and preparation of a title commitment as well as all charges and premiums for an owner's title policy.

            3.8.2 Buyer shall pay: (i) 50% of the escrow fees of the Escrow Agent, (ii) charges to record the deed, and evidence of Buyer's existence or authority, (iii) Buyer's legal fees and expenses related to the negotiation of this Agreement and all documents required to close the transaction contemplated hereby, (iv) all costs related to the Buyer's inspection and due diligence, including, without limitation, the cost of appraisals, architectural, engineering, credit and environmental reports,
      (v) 50% of all costs associated with title examination and preparation of a title commitment as well as all charges and premiums for an owner's title policy, and (vi) all costs allocable to preparation of the survey.

            3.8.3 All other closing costs shall be paid by Seller or Buyer in accordance with the custom in the jurisdiction where the Property is located.

                                   ARTICLE 4

                             PRECLOSING OPERATION

      4.1 Leases. A rent roll (the "Rent Roll") containing a list of all occupants of the Property pursuant to the leases (the "Leases") as of the date hereof is attached hereto as Exhibit E. Prior to September 14, 2000, Seller may enter into Leases with new tenants or modifications of Leases with existing tenants substantially in accordance with Seller's existing leasing practices, provided that in all events any new or modified Leases shall (i) be at or near market rent, and (ii) on the Seller's current standard form of lease. Seller shall deliver copies of any such new leases to Buyer. After September 14, 2000, Seller shall not enter into any new leases for space in excess of 10,000 square feet without the Buyer's consent.

      4.2 Conduct of Business. At all times prior to Closing, Seller shall continue (a) to conduct business with respect to the Property in the same manner in which said business has been heretofore conducted, (b) to insure the Property substantially as currently insured, and (c) maintain the Property in its current condition, reasonable wear and tear and damage by casualty excepted.

      4.3 Property Contracts. Seller shall make copies of all service, supply, management, operating and leasing contracts affecting the Property (the "Property Contracts") available for Buyer to review promptly after the date hereof. On or before the Diligence Date, unless Buyer has provided written notice to Seller of Buyer's election to terminate this Agreement, Buyer shall provide written notice to Seller of the Property Contracts that Buyer desires to have terminated by Seller, and Seller will terminate the Property Contracts so identified at or before Closing, provided that such Property Contracts may be terminated without cost or liability to Seller and if there is cost or liability to Seller, Buyer shall be responsible for only 30 days of payments under any such contract. At Closing, Seller shall assign and Buyer shall assume the Property Contracts, except those Property Contracts which Buyer has requested termination. Notwithstanding the foregoing, Seller's existing management contract and exclusive brokerage contract for the Property shall be terminated by Seller effective as of the Closing Date. Seller shall not, during the pendency of this Agreement, enter into any Property Contracts or modifications, renewals or terminations of any existing Property Contracts, in each case that would be binding upon Buyer or the Property after Closing, without the written consent of Buyer, which consent Buyer agrees shall not be unreasonably withheld. If Buyer disapproves any such request, then Buyer's notice shall specify the reasons for such disapproval.

                                   ARTICLE 5

                         ACCESS, INSPECTION, DILIGENCE

      5.1   Access/Purchaser's Responsibilities/Purchaser's Indemnity.
            ---------------------------------------------------------

            5.1.1 From the date hereof through the Diligence Date, Seller agrees that Buyer and its authorized agents or representatives shall be entitled to enter upon the Real Property during normal business hours upon advance written notice to Seller and make such reasonable, nondestructive investigations, studies and tests including, without limitation, surveys and engineering studies as Buyer deems necessary or advisable, provided, however, that Buyer shall not be permitted to conduct physical testing without Seller's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. Any environmental testing shall be subject to Seller's consent which may be withheld in its sole discretion. Seller's prior written consent for physical inspections or testing may be conditioned upon receipt of a detailed description of the proposed physical inspection or testing, a list of contractors who will be performing the physical inspection or testing, evidence of insurance satisfactory to Seller, and such other information as Seller reasonably requires in connection with such proposed inspection or testing. Seller agrees to deliver copies of all books, records, plans, studies, permits, existing surveys, and other documents in Seller's file relating to the operation of the Property (the "Diligence Documents").

            5.1.2 Buyer agrees that in conducting any inspections, investigations or tests of the Property and/or the Diligence Documents, Buyer and its agents and representatives shall (i) not unreasonably interfere with the operation and maintenance of the Property, (ii) not unreasonably disturb the tenants under the Leases or unreasonably interfere with their use of the Property pursuant to their respective Leases, (iii) not damage any part of the Property or any personal property owned or held by any tenant or third party, (iv) not injure or otherwise cause bodily harm to Seller, the property manager, or their respective guests, agents, invitees, contractors and employees or any tenant or their guests or invitees, (v) maintain comprehensive general liability insurance in terms and amounts reasonably acceptable to Seller covering any accident arising in connection with the presence of Buyer, its agents and representatives on the Property, and deliver a certificate of insurance verifying such coverage to Seller prior to entry upon the Property; (vi) promptly pay when due the costs of all tests, investigations and examinations done with regard to the Property; (vii) not permit any liens to attach to the Real Property by reason of the exercise of Buyer's rights hereunder, (viii) fully restore the Property to the condition in which the same was found before any such inspection or tests were undertaken; and
      (ix) not reveal or disclose any information obtained during the due diligence period concerning the Property and the Diligence Documents to anyone outside Buyer's organization, except in accordance with the confidentiality standards set forth in Section 5.5 herein.

            5.1.3 Buyer will indemnify, defend, and hold Seller and its property manager harmless from all losses, costs, liens, claims, causes of action, liability, damages and out-of pocket expenses, including, without limitation, reasonable attorneys' fees incurred by Seller as a result of the entry upon or inspections, tests or investigations of the Property conducted by or on behalf of Buyer. This indemnity obligation of Buyer shall survive the termination of this Agreement for any reason.

            5.1.4 Buyer acknowledges and agrees that the Diligence Documents are provided to Buyer for informational purposes only and do not constitute representations or warranties of Seller or its agents, employees or representatives of any kind as to the truth, accuracy or completeness of the Diligence Documents or the source(s) thereof. Seller has not undertaken any independent investigation as to the truth, accuracy or completeness of the Diligence Documents, and is providing the Diligence Documents solely as an accommodation to Buyer.

      5.2 Diligence. Subject to Section 5.1, above, Buyer shall promptly commence and actively pursue the following due diligence items:

            5.2.1 Review title and survey matters;

            5.2.2 Review Property Contracts;

            5.2.3 Obtain and review engineering reports;

     5.2.4 Obtain and review environmental reports on oil, hazardous waste, and asbestos;

     5.2.5 Review applicable zoning and other land use controls, and other permits, licenses, permissions, approvals and consents; and

            5.2.6 Review all Leases affecting the Property.

      Buyer shall complete its due diligence on or before the Diligence Date. Notwithstanding any other term or provision herein to the contrary, in the event that Buyer's due diligence shall reveal any matters which are not acceptable to Buyer, in Buyer's sole discretion, Buyer may elect, by written notice to Seller, received by Seller on or before the Diligence Date, not to proceed with this purchase, in which event this Agreement shall terminate, the Escrow Agent shall return the Escrowed Amount to the Buyer and this Agreement shall be null and void without recourse to either party hereto (except to the extent such recourse arises in connection with a provision of this Agreement which is expressly intended to survive termination). BUYER ACKNOWLEDGES THAT, PURSUANT TO THE TERMS OF THIS AGREEMENT, BUYER SHALL BE AFFORDED A FULL OPPORTUNITY TO INSPECT THE PROPERTY, OBSERVE ITS PHYSICAL CHARACTERISTICS AND EXISTING CONDITIONS AND CONDUCT SUCH INVESTIGATIONS AND STUDIES ON AND OF SAID PROPERTY AS IT DEEMS NECESSARY (EXCEPT AS EXPRESSLY SET FORTH IN SECTION 5.6 HEREIN) AND THAT, UNLESS BUYER TERMINATES THIS AGREEMENT PURSUANT TO THIS SECTION 5.2 BUYER SHALL BE DEEMED TO HAVE WAIVED ON THE DILIGENCE DATE ANY AND ALL OBJECTIONS TO OR COMPLAINTS REGARDING (INCLUDING, BUT NOT LIMITED TO, FEDERAL, STATE OR COMMON LAW BASED ACTIONS AND ANY PRIVATE RIGHT OF ACTION UNDER STATE AND FEDERAL LAW TO WHICH THE PROPERTY IS OR MAY BE SUBJECT, INCLUDING BUT NOT LIMITED TO, CERCLA AND RCRA) PHYSICAL CHARACTERISTICS AND EXISTING CONDITIONS, INCLUDING, WITHOUT LIMITATION, STRUCTURAL AND GEOLOGIC CONDITIONS, SUBSURFACE SOIL AND WATER CONDITIONS AND SOLID AND HAZARDOUS WASTE AND HAZARDOUS SUBSTANCES ON, UNDER, ADJACENT TO OR OTHERWISE AFFECTING THE PROPERTY. BUYER FURTHER HEREBY ASSUMES THE RISK OF CHANGES IN APPLICABLE LAWS AND REGULATIONS RELATING TO PAST, PRESENT AND FUTURE ENVIRONMENTAL CONDITIONS ON THE PROPERTY AND THE RISK THAT ADVERSE PHYSICAL CHARACTERISTICS AND CONDITIONS, INCLUDING, WITHOUT LIMITATION, THE PRESENCE OF HAZARDOUS SUBSTANCES OR OTHER CONTAMINANTS, MAY NOT HAVE BEEN REVEALED BY ITS INVESTIGATION.

      5.3   Return of Documents.
            -------------------

            5.3.1 If this Agreement is terminated for any reason whatsoever, Buyer shall promptly deliver to Seller all Diligence Documents delivered to Buyer or Buyer's agents, representatives or designees by Seller or Seller's agents, representatives or employees pursuant to this Agreement or obtained by Buyer.

            5.3.2 The return of the Escrowed Amount to Buyer under this Agreement shall be contingent upon Buyer's fulfillment of its obligations under Section 5.4.

      5.4 Confidentiality. Buyer acknowledges and agrees that any and all of the Diligence Documents are proprietary and confidential in nature and will be delivered to Buyer solely to assist Buyer in determining the feasibility of purchasing the Property. Further, each party hereto agrees to maintain in confidence, and not to discuss with or to disclose to any person or entity who is not a party to this Agreement, any material term of this Agreement or any aspect of the transactions contemplated hereby, except as provided in this Section. Seller may publicly disclose the existence of this Agreement provided that the identity of Buyer is not disclosed. Buyer shall not disclose to anyone other than its partners and financiers the Diligence Documents and/or any information disclosed by Seller to Buyer which is not generally known by the public regarding Seller's operations and/or the Property. Each party hereto may discuss with and disclose to its accountants, attorneys, existing or prospective lenders, investment bankers, underwriters, rating agencies, partners, consultants and other advisors to the extent such parties reasonably need to know such information and are bound by a confidentiality obligation identical in all material respects to the one created by this Section. Additionally, each party may discuss and disclose such matters to the extent necessary to comply with any requirements of the Securities and Exchange Commission or in order to comply with any law or interpretation thereof or court order. This provision shall survive termination of this Agreement but shall terminate upon the Closing. Any press release to be made regarding any matter which is the subject of the confidentiality obligation created in this Section shall be subject to the reasonable approval of Buyer and the Seller, respectively both as to timing and content.

      5.5 Buyer's Acknowledgment. BUYER ACKNOWLEDGES THAT THE PROPERTY HAS BEEN IMPACTED BY HAZARDOUS MATERIALS AND THAT THEY ARE SOPHISTICATED IN ACQUIRING CONTAMINATED PROPERTIES. BUYER ACKNOWLEDGES THAT AS OF THE DILIGENCE DATE IT HAS HAD AN OPPORTUNITY TO CONDUCT DILIGENCE ON THE PROPERTY AND IS ACQUIRING THE PROPERTY IN ITS CURRENT CONDITION BASED ON ITS DILIGENCE, EXCEPT WITH RESPECT TO THE EXCLUDED LIABILITIES (AS DEFINED IN SECTION 5.6(B)). BUYER FURTHER ACKNOWLEDGES THAT NEITHER SELLER NOR ITS EMPLOYEES, AGENTS OR REPRESENTATIVES HAVE MADE ANY REPRESENTATION OR WARRANTY AS TO THE CONDITION OF THE PROPERTY OR THE PRESENCE OR ABSENCE OF ANY HAZARDOUS MATERIALS ON, IN, UNDER OR WITHIN THE PROPERTY OR A PORTION THEREOF WHICH SURVIVE CLOSING HEREUNDER. THE BUYER ACKNOWLEDGES AND AGREES THAT THE PROPERTY IS TO BE CONVEYED BY THE SELLER TO THE BUYER "AS IS," "WITH ALL FAULTS," AND SUBSTANTIALLY IN ITS CURRENT CONDITION. THE BUYER FURTHER ACKNOWLEDGES AND AGREES THAT, EXCEPT AS EXPRESSLY CONTAINED HEREIN, NEITHER THE SELLER NOR ANY AGENT, EMPLOYEE OR OTHER REPRESENTATIVE OF THE SELLER (OR PURPORTED AGENT, EMPLOYEE OR OTHER REPRESENTATIVE OF THE SELLER) HAS MADE ANY GUARANTEE, REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED (AND THE SELLER SHALL NOT HAVE ANY LIABILITY WHATSOEVER) AS TO THE VALUE, USES, HABITABILITY, CONDITION, DESIGN, OPERATION, FINANCIAL CONDITION OR PROSPECTS, OR FITNESS FOR PURPOSE OR USE OF THE PROPERTY (OR ANY PART THEREOF) OR ANY OTHER GUARANTEE, REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO THE PROPERTY (OR ANY PART THEREOF) OR INFORMATION SUPPLIED TO BUYER WITH RESPECT THERETO. FURTHER, EXCEPT WITH RESPECT TO THE EXCLUDED LIABILITIES (AS DEFINED IN SECTION 5.6(B)) THE SELLER SHALL HAVE NO LIABILITY FOR ANY LATENT, HIDDEN, OR PATENT DEFECT AS TO THE PROPERTY OR THE FAILURE OF THE PROPERTY, OR ANY PART THEREOF, TO COMPLY WITH ANY APPLICABLE LAWS AND
REGULATIONS. IN PARTICULAR, THE BUYER ACKNOWLEDGES AND AGREES THAT ANY INFORMATION PROVIDED TO BUYER BY SELLER WITH RESPECT TO THE PROPERTY UNDER THIS AGREEMENT (AND ANY OTHER INFORMATION THE BUYER MAY HAVE OBTAINED REGARDING IN ANY WAY ANY OF THE PROPERTY, INCLUDING WITHOUT LIMITATION, ITS OPERATIONS OR ITS FINANCIAL HISTORY OR PROSPECTS FROM THE SELLER OR ITS AGENTS, EMPLOYEES OR OTHER REPRESENTATIVES) IS DELIVERED TO THE BUYER AS A COURTESY, WITHOUT REPRESENTATION OR WARRANTY AS TO ITS ACCURACY OR COMPLETENESS, AND NOT AS AN INDUCEMENT TO ACQUIRE THE PROPERTY; THAT NOTHING CONTAINED IN SUCH DELIVERIES SHALL CONSTITUTE OR BE DEEMED TO BE A GUARANTEE, REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, IN ANY REGARD AS TO ANY OF THE PROPERTY (EXCEPT AS EXPRESSLY PROVIDED HEREIN); AND THAT THE BUYER IS RELYING ONLY UPON THE PROVISIONS OF THIS AGREEMENT AND ITS OWN INDEPENDENT ASSESSMENT OF THE PROPERTY AND ITS PROSPECTS IN DETERMINING WHETHER TO ACQUIRE THE PROPERTY. THE PROVISIONS OF THIS PARAGRAPH SHALL SURVIVE CLOSING.

                                                            --------------
                                                            Buyer's Initials

      5.6   Buyer's Release and Indemnity of Seller.
            ---------------------------------------

             (a) EXCEPT FOR THE EXCLUDED LIABILITIES (AS DEFINED IN SECTION 5.6(B), UPON BUYER'S ACQUISITION OF THE PROPERTY, SELLER IS HEREBY RELEASED FROM ALL RESPONSIBILITY AND LIABILITY REGARDING THE CONDITION (INCLUDING THE PRESENCE IN THE SOIL, AIR, STRUCTURES AND SURFACE AND SUBSURFACE WATERS, OF MATERIALS OR SUBSTANCES THAT HAVE BEEN OR MAY BE IN THE FUTURE DETERMINED TO BE TOXIC, HAZARDOUS, UNDESIRABLE OR SUBJECT TO REGULATION AND THAT MAY NEED TO BE SPECIALLY TREATED, HANDLED AND/OR REMOVED FROM THE PROPERTY UNDER CURRENT OR FUTURE FEDERAL, STATE AND LOCAL LAWS, REGULATIONS OR GUIDELINES), VALUATION, SALABILITY OR UTILITY OF THE PROPERTY, OR ITS SUITABILITY FOR ANY PURPOSE WHATSOEVER. BUYER ACKNOWLEDGES THAT ANY INFORMATION OF ANY TYPE WHICH BUYER HAS RECEIVED OR MAY RECEIVE FROM SELLER, ITS PROPERTY MANAGER OR THEIR RESPECTIVE AGENTS, INCLUDING, WITHOUT LIMITATION, ANY ENVIRONMENTAL REPORTS AND SURVEYS, IS FURNISHED ON THE EXPRESS CONDITION THAT BUYER SHALL MAKE AN INDEPENDENT VERIFICATION OF THE ACCURACY OF SUCH INFORMATION, ALL SUCH INFORMATION BEING FURNISHED WITHOUT ANY WARRANTY WHATSOEVER.

             (b) UPON THE BUYER'S ACQUISITION OF THE PROPERTY, BUYER SHALL INDEMNIFY SELLER AGAINST ANY CLAIMS, LOSSES OR DAMAGES SUFFERED BY BUYER AS A
RESULT OF THE PRESENCE IN THE SOIL, AIR, STRUCTURES, SURFACE OR SUBSURFACE WATERS, OF SUBSTANCES THAT MAY HAVE BEEN OR MAY IN THE FUTURE BE DETERMINED TO BE TOXIC, HAZARDOUS, OR SUBJECT TO REGULATION, EXCEPT THAT BUYER SHALL NOT BE REQUIRED TO INDEMNIFY SELLER AGAINST THE FOLLOWING: (i) A RELEASE, EMISSION, SPILL OR MIGRATION OF HAZARDOUS SUBSTANCES WHICH WERE NOT PRESENT ON, UNDER OR ABOUT THE PROPERTY AS OF THE CLOSING AND DID NOT MIGRATE OR ARISE FROM A SOURCE OTHER THAN THE PROPERTY PRIOR TO THE CLOSING; (ii) ANY SUCH LIABILITIES AND OBLIGATIONS ARISING FROM OR RELATED TO ENVIRONMENTAL CONDITIONS AT THE PROPERTY WHICH WERE CONCEALED FROM BUYER BY SELLER OF WHICH BUYER HAD NO PRIOR KNOWLEDGE;
(iii) ANY LIABILITIES AND OBLIGATIONS FOR CLEAN-UP OF HAZARDOUS SUBSTANCES FROM THE PROPERTY DISPOSED OF OFF-SITE BY SELLER INCLUDING, WITHOUT LIMITATION, LANDFILLS OR OTHER RECYCLING OR DISPOSAL FACILITIES, PRIOR TO CLOSING; (iv) ADDITIONAL REMEDIATION OR CLEAN-UP OBLIGATIONS AND LIABILITIES RESULTING FROM SELLER'S BREACH OF ITS OBLIGATIONS NOT TO CONTACT REGULATORY AGENCIES (ITEMS I-IV REFERRED TO COLLECTIVELY AS "EXCLUDED LIABILITIES"). BUYER SHALL OBTAIN INSURANCE COVERAGE UNDER A REAL ESTATE POLLUTION POLICY AND A REMEDIATION STOP LOSS POLICY THAT NAME SELLER AS AN ADDITIONAL INSURED. THE REMEDIATION POLICY WILL BE IN AN AMOUNT EQUAL TO 100% OF BUYER'S ESTIMATED COST TO COMPLETE REMEDIATION WORK AT THE PROPERTY. THE REAL ESTATE POLLUTION POLICY WILL HAVE A 10-YEAR TERM AND COVERAGE IN AN AMOUNT OF AT LEAST $5,000,000. THE INSURER UNDER EACH POLICY MUST BE RATED "A VI" OR BETTER. BUYER WILL BE SOLELY RESPONSIBLE FOR ANY DEDUCTIBLES UNDER THESE INSURANCE POLICIES. BUYER SHALL HAVE THE EXCLUSIVE RIGHT AND SOLE OBLIGATION TO HANDLE AND PERFORM ANY AND ALL REGULATORY COMMUNICATION, AND SITE INVESTIGATIONS, RESPONSE ACTIONS, REMEDIATION AND CLEAN-UP WORK AFTER THE CLOSING. AFTER THE CLOSING, SELLER SHALL NOT HAVE THE RIGHT TO CONTACT REGULATORY AGENCIES REGARDING ENVIRONMENTAL CONDITION AT THE PROPERTY.

            (c)   THE PROVISIONS OF THIS SECTION 5.6 SHALL SURVIVE THE CLOSING.

            (d) FOLLOWING THE EXECUTION OF THIS AGREEMENT AND PRIOR TO THE CLOSING, SELLER SHALL CONTINUE TO OPERATE ANY SOIL AND/OR GROUNDWATER TREATMENT SYSTEMS OPERATING AT THE PROPERTY. PRIOR TO THE CLOSING, SELLER SHALL REMOVE FROM THE PROPERTY, TRANSPORT AND DISPOSE OF OR OTHER OTHERWISE LAWFULLY MANAGE ALL HAZARDOUS MATERIALS STORED IN CONTAINERS ON THE PROPERTY. SELLER SHALL ALSO CONTINUE TO PERFORM SUCH REMEDIATION AT THE PROPERTY AS MAY BE REQUIRED BY APPLICABLE LAW OR GOVERNMENT AGENCIES.

            (e) FOLLOWING THE EXECUTION OF THIS AGREEMENT AND PRIOR TO THE CLOSING, BUYER SHALL HAVE THE RIGHT TO CONTACT GOVERNMENTAL AGENCIES, INCLUDING, WITHOUT LIMITATION, THE FLORIDA DEPARTMENT OF ENVIRONMENTAL PROTECTION, REGARDING BUYER'S CLEAN-UP ACTIVITIES AND DEVELOPMENT PLANS. BUYER SHALL PROVIDE SELLER WITH FORTY EIGHT (48) HOURS' WRITTEN NOTICE PRIOR TO MEETING WITH SUCH AGENCIES, AND SELLER SHALL HAVE THE RIGHT TO BE PRESENT AT ALL MEETINGS WITH SUCH AGENCIES.

            (f) FROM AND AFTER THE EXECUTION OF THIS AGREEMENT AND SO LONG AS THIS AGREEMENT REMAINS IN EFFECT, SELLER AND ITS AFFILIATES, AND SUBSIDIARIES AND EACH OF THEIR EMPLOYEES, AGENTS AND REPRESENTATIVES SHALL REFRAIN FROM ENTERING INTO ANY AGREEMENT OR BIND THE PROPERTY TO ANY AGREEMENT WITH RESPECT TO THE ENVIRONMENTAL CONDITION OF THE PROPERTY. NOTHING IN THE PRECEDING SENTENCES SHALL PROHIBIT THE SELLER PARTIES FROM RESPONDING TO ANY LEGAL PROCESS OR TO ANY INQUIRY FROM ANY AGENCY UPON RECEIPT THEREOF. THE SELLER PARTIES SHALL DELIVER ANY AND ALL NOTICES AND CORRESPONDENCE RECEIVED FROM ANY GOVERNMENTAL AGENCY TO BUYER WITHIN TWO (2) BUSINESS DAYS AFTER RECEIPT THEREOF.

                                   ARTICLE 6

                               TITLE AND SURVEY

     6.1 Title and Survey. Promptly following the execution of this Agreement, Buyer shall obtain:

     6.1.1 A current ALTA as-built survey of the Real Property or an update of Seller's survey (the "Survey"); and

            6.1.2 A commitment for an ALTA Owner's Policy of Title Insurance from the Escrow Agent (the "Title Commitment"). Buyer shall cause a copy of the completed Title Commitment to be forwarded to Seller.

      If the Survey or matters listed as exceptions in the Title Commitment are not satisfactory to Buyer, Buyer shall, five (5) business days before the Diligence Date, provide Seller with written notice of such objections (the "Title Objections"). Seller, at its sole cost and expense shall have the right, but not the obligation, to cure or remove any Title Objections and shall give Buyer written notice on or prior to the Diligence Date, identifying those Title Objections, if any, that Seller agrees to use reasonable efforts to cure; provided, however, that Seller shall not be obligated to incur any costs or expenses in excess of $1,000 in connection with any such cure undertaken by Seller. If there are Title Objections which Seller is unable to cure by its use of reasonable efforts or unwilling to cure by the Diligence Date, Buyer may terminate this Agreement as provided in Section 5.3, above or waive such objections which Seller is not willing or able to cure and proceed to closing. Those exceptions or title deficiencies which (i) Buyer does not object to pursuant to this Section 6.1 or (ii) are waived because Seller is unwilling or unable to cure shall be the "Permitted Exceptions."

      6.2 Deed. On the Closing Date, Seller shall convey by good and sufficient special warranty deed to Buyer good and clear record and marketable fee simple title to all of the Real Property free and clear of all liens, encumbrances, conditions, easements, assessments, restrictions and other conditions, except for the following:

            6.2.1 All Leases;

     6.2.2 All zoning, building and other laws applicable to the Property;

     6.2.3 All matters which arise after the Diligence Date which are agreed upon or consented to by Buyer;

            6.2.4 The lien, if any, for real estate taxes for current year not due and payable prior to the Closing Date (subject to proration in accordance with Section 3.3 herein);

            6.2.5 All matters shown on Schedule B of the Title Commitment or of public record as of the effective date of the Title Commitment and which Seller has not agreed to cure pursuant to Section 6.1, above;

            6.2.6 The Permitted Exceptions;

            6.2.7 Any matters shown on the Survey; and

            6.2.8 All matters, whether or not of record, to the extent caused by Buyer or its agents, representatives or contractors.

      6.3 Lease Assignment. At the Closing, Seller shall assign the Leases to Buyer and Buyer shall assume Seller's obligations thereunder and Seller shall convey the Personal Property to Buyer by quitclaim bill of sale.

     6.4 Seller's Representations and Warranties. Seller hereby represents and warrants to Buyer as of the date of this Agreement as follows:

            (a) Organization and Power. Seller is a general partnership validly existing under the laws of the State of Delaware with all necessary legal power to enter into and perform its obligations hereunder and under any document or instrument required hereunder to be executed and delivered on behalf of Seller.; and

            (b) Authorization  and Execution.  As of the date of this Agreement:
      (i) the execution and delivery of this Agreement and the consummation of the transaction contemplated hereby have been duly authorized by all necessary parties and no other proceedings on the part of Seller are necessary in order to permit it to consummate the transaction contemplated hereby, and (ii) this Agreement has been duly executed and delivered by Seller and (assuming valid execution and delivery by Buyer) is a legal, valid and binding obligation of Seller enforceable against it in accordance with its terms.

            6.4.1 Each representation or warranty contained in Section 6.4.1 is subject to being updated by Seller in writing on or before the Diligence Date and shall be deemed to have been amended and updated by any information delivered to or made available to Buyer and any other information obtained by Buyer in connection with its diligence (including but not limited to tenant estoppel certificates). No representations or warranties made hereunder shall survive Closing.

      6.5 Buyer's Representations and Warranties Buyer hereby represents and warrants to Seller as of the date of this Agreement as follows:

            (a) Organization and Power. Buyer is a limited liability company organized, existing and in good standing under the laws of the State of Delaware and has the requisite power and authority to enter into and perform the terms of this Agreement; and

             (b) Authorization and Execution. The execution and delivery of this Agreement and the consummation of the transaction contemplated hereby have been duly authorized by all necessary parties and no other proceedings on the part of Buyer are necessary in order to permit it to consummate the transaction contemplated hereby. This Agreement has been duly executed and delivered by Buyer and (assuming valid execution and delivery by Seller) is a legal, valid and binding obligation of Buyer enforceable against it in accordance with its terms.

                                   ARTICLE 7

                       CONDITIONS PRECEDENT AND CLOSING

      7.1 Buyer's Conditions Precedent. In addition to any other conditions precedent in favor of Buyer as may be set forth elsewhere in this Agreement, Buyer's obligations under this Agreement are expressly subject to the Seller performing and complying in all material respects, including the representations of Seller being true as of the Closing with all of the terms of this Agreement to be performed and complied with by Seller prior to or at the Closing, or such earlier date as is set forth below. This condition may be waived in whole or in part only by written notice of such waiver from Buyer to Seller.

      7.2 Seller's Conditions Precedent. In addition to any other conditions precedent in favor of Seller as may be set forth elsewhere in this Agreement, Seller's obligations under this Agreement are expressly subject to the timely fulfillment of the conditions set forth in this Section 7.2 on or before the Closing Date, or such earlier date as is set forth below. Each condition may be waived in whole or part only by written notice of such waiver from Seller to Buyer.

            7.2.1 Buyer performing and complying in all material respects with all of the terms of this Agreement to be performed and complied with by Buyer prior to or at the Closing, including, without limitation, payment by the Buyer of the Purchase Price (as adjusted as otherwise provided herein); and

            7.2.2 On the Closing Date, all of the representations of Buyer set forth in this Agreement shall continue to be true, accurate and complete.

      7.3 Closing Date. Subject to Seller's right to extend the Closing Date as provided in Section 7.1, the consummation of the purchase and sale contemplated in this Agreement (the "Closing") shall occur through an escrow closing arrangement as described in Schedule F attached hereto on the Closing Date, at the office of the Escrow Agent or through the escrow closing arrangements set forth in the Form of Escrow Closing Instructions attached hereto as Schedule F. It is agreed that time is of the essence in this Agreement.

     7.4 Closing Deliveries. On the Closing Date, Seller shall deliver or cause to be delivered:

     7.4.1 A duly executed and acknowledged special warranty deed conveying the Land and the Improvements to Buyer;

     7.4.2 A duly executed quitclaim bill of sale and general assignment conveying the Personal Property and the Intangible Property to Buyer;

     7.4.3 A duly executed assignment and assumption of the Leases and Tenant Deposits (the "Assignment of Leases");

     7.4.4 A duly executed assignment and assumption of Property Contracts being assumed (the "Assignment of Contracts");

     7.4.5 A certificate or certificates of non-foreign status from Seller;

     7.4.6 Customary affidavits sufficient for the Escrow Agent to delete any exceptions for mechanic's or materialmen's liens and parties in possession from Buyer's title policy and such other affidavits relating to such title policy as the Escrow Agent may reasonably request;

     7.4.7 An updated Rent Roll (including a list of all delinquent and prepaid rents) certified by the Seller as true and correct as of the Closing Date;

     7.4.8 Such other instruments as Buyer or the Escrow Agent may reasonably request to effectuate the transactions contemplated by this Agreement;

     7.4.9 A duly executed counterpart original of the closing statement setting forth the Purchase Price, the closing adjustments and the application of the Purchase Price as adjusted;

     7.4.10 Evidence or documents as may reasonably be required by the Escrow Agent evidencing the status and capacity of Seller to sell the Property and the authority of the person or persons executing the various documents on behalf of Seller in connection with the sale of the Property;

     7.4.11 Originals, or where unavailable, copies of all Property Contracts, Leases (with all amendments and modifications thereto), operating information, permits, warranties and financial information about the Property in Seller's possession or control relating to the Property;

     7.4.12 All keys to all locks on the Property and similar items, to the extent in Seller's possession; and

     7.5 Buyer's Deliveries. On the Closing Date, Buyer shall deliver or cause to be delivered at its expense each of the following to Seller:

            7.5.1 The Purchase Price for the Property, as such Purchase Price may have been adjusted pursuant to the provisions of this Agreement and credited for any portion of the Escrowed Amount paid to Seller, in the manner provided for in Article 3;

            7.5.2 Evidence in form and substance reasonably satisfactory to Escrow Agent and Seller of Buyer's authority to purchase the Property;

            7.5.3 The Assignment of Leases;

            7.5.4 The Assignment of Contracts;

            7.5.5  Such  other   instruments  as  Seller  or  Escrow  Agent  may
      reasonably request to effectuate the transactions contemplated by this Agreement;

            7.5.6 A duly executed counterpart original of the closing statement setting forth the Purchase Price, the closing adjustments and the application of such amounts;

            7.5.7 Such evidence or documents as may reasonably be required by the Escrow Agent evidencing the status and capacity of Buyer and the authority of the person or persons who are executing the various documents on behalf of Buyer in connection with the purchase of the Property;

            7.5.8 Acknowledgment by Buyer of Buyer's receipt from Seller of the Tenant Deposits;

            7.5.9 Executed counterparts of any other documents listed in Section
      7.4 required to be signed by Buyer; and

            7.5.10 Copies of the environmental insurance policies pursuant to
      Section 5.6(b) of this Agreement.

      7.6 Possession. Possession of the Property shall be delivered to Buyer by Seller at the Closing, subject only to those items listed in Section 6.2 of this Agreement and rights arising under any Property Contracts not terminated by Buyer pursuant to Section 4.3. Seller and Buyer covenant and agree to execute, at Closing, a written notice of the acquisition of the Property by Buyer, for duplication and transmittal to all tenants affected by the sale and purchase of the Property (or otherwise in such manner as will comply with applicable law respecting notification of tenants). Such notice shall be prepared by Buyer and approved by Seller, shall notify the tenants of the sale and transfer and shall contain appropriate instructions relating to the payment of future rentals, the giving of future notices, and other matters reasonably required by Buyer or required by law. Unless a different procedure is required by applicable law, in which event such laws shall be controlling, Buyer agrees to transmit or otherwise deliver such letters to the tenants promptly after the Closing.

                                   ARTICLE 8

                           CASUALTY AND CONDEMNATION

      8.1 Casualty. If the Property is materially damaged by fire or any other casualty and are not substantially restored to the condition immediately prior to such casualty before the Closing Date, Buyer shall have the following elections:

            8.1.1 to purchase the Property in its then condition and pay the Purchase Price, in which event Seller shall pay over or assign to Buyer as the case may be, on the Closing Date, amounts recovered or recoverable by Seller on account of any insurance as a result of such casualty up to the amount of the Purchase Price, less any amounts reasonably expended by Seller for partial restoration if such partial restoration is approved and consented to by Buyer; or

            8.1.2 if any portion of the Property suffers damage in excess of $500,000 from fire or any other casualty which Seller, in its sole option, elects not to repair, to terminate this Agreement by giving notice of termination to Seller on or before that date which is thirty (30) days after the occurrence of the fire or other casualty or on the Closing Date, whichever occurs first, in which event the Escrow Agent shall return the Escrowed Amount to Buyer, this Agreement shall terminate and neither Seller nor Buyer shall have any recourse against the other (except to the extent such recourse arises in connection with a provision of this Agreement which is intended to survive termination).

      8.2 Condemnation. If any substantial portion of or interest in the Property shall be taken or is in the process of being taken by exercise of the power of eminent domain or if any governmental authority notifies Seller prior to the Closing Date of its intent to take or acquire any portion of or interest in the Property (each an "Eminent Domain Taking"), Seller shall give notice promptly to Buyer of such event and Buyer shall have the option to terminate this Agreement by providing notice to Seller to such effect on or before the date which is ten (10) days from Seller's notice to Buyer of such Eminent Domain Taking or on the Closing Date, whichever occurs first, in which event the Escrow Agent shall return the Escrowed Amount to Buyer, this Agreement shall terminate, and neither Seller nor Buyer shall have any recourse against the other (except to the extent such recourse arises in connection with a provision of this Agreement which is intended to survive termination). If Buyer does not timely notify Seller of its election to terminate this Agreement, Buyer shall purchase the Property and pay the Purchase Price, and Seller shall pay over or assign to Buyer on delivery of the deed awards recovered or recoverable by Seller on account of such Eminent Domain Taking up to the amount of the Purchase Price, less any amounts reasonably expended by Seller in obtaining such award.

                                   ARTICLE 9

                             BROKERAGE COMMISSIONS

      Seller represents and warrants to Buyer that Seller has not used or employed any broker or brokers in connection with the negotiation, execution or consummation of the transaction contemplated by this Agreement.

      Buyer represents and warrants to Seller that Buyer has not used or employed any broker or brokers in connection with the negotiation, execution or consummation of the transaction contemplated by this Agreement. Buyer will indemnify, defend and hold Seller harmless from and against any claims of any commission, finder's fee, or other compensation in connection with the transactions contemplated by this Agreement.

      Buyer and Seller each hereby agree to indemnify, defend and hold the other harmless from and against any claims, losses, damages, costs, or expenses (including, but not limited to, reasonable attorney's fees) of any kind or character which arise as a result of breach of the foregoing representation and warranty.

                                  ARTICLE 10

                       DEFAULT, TERMINATION AND REMEDIES

      10.1 In the event that Seller shall have failed in any material respect adverse to Buyer to have performed any of the covenants and agreements contained in this Agreement which are to be performed by Seller on or before the Closing Date, Buyer shall have the right to terminate this Agreement and receive the Escrowed Amount.

      10.2 In the event that Buyer shall have failed in any material respect adverse to Seller on the Closing Date to have performed any of the covenants and agreements contained in this Agreement which are to be performed by Buyer on or before the Closing Date, or if Buyer defaults in its obligation to close hereunder, Seller shall be entitled to receive the Escrowed Amount as liquidated damages, in lieu of all other remedies available to Seller at law or in equity for such default, and Buyer shall direct the Escrow Agent to release the Escrowed Amount to Seller. Seller and Buyer agree that the damages resulting to Seller as a result of such default by Buyer as of the date of this Agreement are difficult or impossible to ascertain and the liquidated damages set forth in the preceding sentence constitute Buyer's and Seller's reasonable estimate of such damages.

                                  ARTICLE 11
                                 MISCELLANEOUS

      11.1 Without the prior written consent of Seller, Buyer shall not, directly or indirectly, assign this Agreement or any of its rights hereunder except to an affiliate of Buyer that is wholly owned by Buyer or is wholly owned and controlled by the same parties who own and control Buyer. Any attempted assignment in violation hereof shall, at the election of Seller in its sole discretion, be of no force or effect and shall constitute a default by Buyer. No designation of a nominee to receive title or direction to convey to the Permitted Designee shall release Buyer from its obligations under this Agreement. The covenants and agreements contained in this Agreement shall extend to and be obligatory upon the permitted successors and assigns of the respective parties to this Agreement. After the Closing, Buyer may assign its remaining obligations under this Agreement in connection with a sale of the Property without Seller's consent provided such assignee assumes Buyer's obligations under this Agreement.

      11.2 Except as otherwise specifically provided herein, any notice required or permitted to be delivered under this Agreement shall be in writing and shall be deemed given if (i) delivered by hand during regular business hours, (ii) sent by United States Postal Service, registered or certified mail, postage prepaid, return receipt requested, (iii) sent by a reputable overnight express mail service that provides tracing and proof of receipt or refusal of items mailed, or (iv) sent by telecopier or facsimile transmission with confirmation copy by notice methods (i), (ii) or (iii) above addressed to Seller or Buyer, as the case may be, at the address or addresses set forth below or such other addresses as the parties may designate in a notice similarly sent. Any notice given by a party to Escrow Agent shall be simultaneously given to the other party. Any notice given by a party to the other party relating to its entitlement to the Escrowed Amount shall be simultaneously given to the Escrow Agent.

(1)   If to Buyer:

            LandBank Environmental Properties
            141 Union Boulevard
            Suite 330
            Lakewood, Colorado  80228
            Attention:  William P. Lynott, President
            Telecopy:   (303) 763-5700

      with a copy to:

            Greenberg Traurig
            800 Connecticut Avenue NW
            Suite 500
            Washington, DC 20006
            Attention:  Peter Gillon, Esq.
            Telecopy:   (787) 796-4645

(2)   If to Seller:

            PaineWebber Income Properties Three Limited Partnership 265 Franklin Street, 15th Floor
            Boston, MA 02110
            Attention:  Mr. Mark Dunne
            Telecopy:   (617) 345-8725

      with a copy to:

            Goodwin, Procter and Hoar  LLP
            Exchange Place
            Boston, Massachusetts 02109
            Attention:  Andrew C. Sucoff, Esq.
            Telecopy:   (617) 277-8591

(3)   If to the Escrow Agent:

            Greenberg Traurig
            111 North Orange Avenue
            Orlando, Florida 32801
            Attention:  Craig Minegar, Esq.
            Telecopy:   (407) 420-5909


      11.3 Words of any gender used in this Agreement shall be held and construed to include any other gender, and words of a singular number shall be held to include the plural and vice versa, unless the context requires otherwise.

      11.4 The captions used in connection with the Articles of this Agreement are for convenience only and shall not be deemed to extend, limit or otherwise define or construe the meaning of the language of this Agreement.

      11.5 Nothing in this Agreement, express or implied, is intended to confer upon any person, other than the parties hereto and their respective successors and assigns, any rights or remedies under or by reason of this Agreement.

      11.6 This Agreement may be amended only by a written instrument executed by Seller and Buyer (or Buyer's assignee or transferee).

      11.7 This Agreement embodies the entire agreement between Seller and Buyer with respect to the transaction contemplated in this Agreement, and there have been and are no covenants, agreements, representations, warranties or restrictions between Seller and Buyer with regard thereto other than those set forth or provided for in this Agreement.

      11.8 This Agreement shall be construed under and in accordance with the laws of the State of Florida, without regard to conflict of law principles.

      11.9 This Agreement may be executed in two (2) or more counterparts, each of which shall be an original but such counterparts together shall constitute one and the same instrument notwithstanding that both Buyer and Seller are not signatory to the same counterpart.

      11.10 Time is expressly declared to be of the essence of this Agreement.

      11.11 The obligations of Seller hereunder shall be binding only on the Property and neither Buyer nor anyone claiming by, through or under Buyer shall be entitled to obtain any judgment extending liability beyond the Property or creating personal liability on the part of the officers, directors, shareholders, or agents of Seller or any of their successors. The obligations of Buyer hereunder shall be binding only on the assets of Buyer and neither Seller nor anyone claiming by, through or under Seller shall be entitled to obtain any judgment creating personal liability on the part of the partners, officers, shareholders, or agents of Buyer or any of their successors or any affiliated entities.

      11.12 As used herein, the term "business day" shall mean any day other than on Saturday, Sunday, or federal holiday. In the event that any date hereunder falls on a Saturday, Sunday, or federal holiday, the date applicable shall be the next business day.

                                  ARTICLE 12

                          IRS FORM 1099-S DESIGNATION

      12.1 In order to comply with information reporting requirements of Section 6045(e) of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations thereunder, the parties agree (1) to execute an IRS Form 1099-S Designation Agreement in the form attached hereto as Schedule G at or prior to the Closing to designate the Escrow Agent (the "Designee") as the party who shall be responsible for reporting the contemplated sale of the Property to the Internal Revenue Service (the "IRS") on IRS Form 1099-S; (2) to provide the Designee with the information necessary to complete Form 1099-S; (3) that the Designee shall not be liable for the actions taken under this Agreement, or for the consequences of those actions, except as they may be the result of gross negligence or willful misconduct on the part of the Designee; and (4) that the Designee shall be indemnified by the parties for any costs or expenses incurred as a result of the actions taken hereunder, except as they may be the result of gross negligence or willful misconduct on the part of the Designee. The Designee shall provide all parties to this transaction with copies of the IRS Forms 1099-S filed with the IRS and with any other documents used to complete IRS Form 1099-S.

                                  ARTICLE 13
                                    ESCROW

      13.1 The Escrow Agent has executed this Agreement only for the purpose of agreeing to perform the duties assigned to it under this Agreement. Prior to the Diligence Date, Escrow Agent is hereby authorized and directed to release the Escrowed Amount to Buyer promptly upon Buyer's written request, without joinder by Seller and notwithstanding any objection interposed by Seller. This Agreement shall terminate upon any such request from Buyer pursuant to Section 4.5 above. From and after the Diligence Date the Escrow Agent shall, upon receiving a copy of a notice given by a party in accordance with this Agreement claiming entitlement to all or a portion of the Escrowed Amount, give a notice to the other party that such claim of entitlement has been made. The Escrow Agent shall not cause or permit any portion of the Escrowed Amount to be disbursed until the expiration of five (5) days of giving such notice whereupon, if the party to whom such notice was given has not given the Escrow Agent notice of its objection to a disbursement in accordance with the claim of entitlement, the Escrow Agent shall cause a disbursement of the Escrowed Amount as requested. If such party timely objects, however, the Escrow Agent shall retain the Escrowed Amount and not disburse any portion of the same unless directed by the mutual written direction of the parties. The Escrow Agent shall at all times disburse the Escrowed Amount as required in a mutual written direction of the parties.

      13.2 In the event of any disagreement between the parties, the Escrow Agent shall retain all deposits pending instructions mutually agreed to by Seller and Buyer. In the event there is no mutual agreement by Seller and Buyer for disbursements, the Escrow Agent shall hold said deposits pending a court order to disburse. The Escrow Agent may conclusively rely on the authenticity, validity and effectiveness of any writing delivered to it, and Escrow Agent shall not be obligated to make any investigation or determination, except as provided in the case of disputes as to the truth and accuracy of any information contained therein. Buyer and Seller agree to defend, indemnify and hold Escrow Agent harmless from any liabilities, suits, claims, or expenses arising from or out of or in connection with Escrow Agent's acts or failure to act hereunder, unless caused or created as a result of Escrow Agent's gross negligence, and Escrow Agent shall be entitled to reimbursement by Buyer and/or Seller for all reasonable costs and expenses incurred in the performance of its duties hereunder including, without limitation, all out-of-pocket expenses and reasonable attorneys' fees of counsel retained by Escrow Agent. Any such costs and expenses not paid by the parties after billing and supporting documentation by Escrow Agent may be paid by Escrow Agent out of the Escrowed Amount. If there is a settlement by Buyer and Seller prior to a court order, Buyer and Seller will share equally in the expenses incurred by the Escrow Agent. Otherwise, the non-prevailing party shall assume full responsibility for the Escrow Agent's expenses. Escrow Agent is not required to advance or expend or risk its own funds or otherwise incur personal liability in performance of its duties hereunder and it may require advancement of funds by the parties.

                                  ARTICLE 14

                              STATE REQUIREMENTS

      14.1 Radon Gas Disclosure. Pursuant to Section 404.056(8), Florida Statutes (1988) the following notification regarding radon gas is hereby made, and all parties executing this Agreement acknowledge receipt of this notification:

      "Radon Gas: Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your County Public Health Unit."

      IN WITNESS WHEREOF, the parties have executed this instrument as of the day and year first set forth above.

                       SELLER:

                       PaineWebber Income Properties Three Limited Partnership

                                By:   Third Income Properties, Inc., its
                                      General Partner

                                      By:    /s/ Margaret A. Fitts
                                             ---------------------
                                      Name:  Margaret A. Fitts
                                      Title: Vice President

                        BUYER:

                        LandBank Environmental Properties, LLC


                                      By:    /s/ William P. Lynott
                                             ----------------------
                                             William P. Lynott, Esq.

                                  SCHEDULE A
                                  ----------

Legal Description of Real Property
----------------------------------

Lot No. 1 of Kensington Park Sub., Unit No. 1 recorded in Plat Book 8, Pages 112 and 112-A, Public Records of Sarasota County, Florida. Together with a tract 100 feet wide located within said Lot No. 1 of Kensington Park, and being marked "not included in this plat" on said Plat of Kensington Park Unit No. 1, LESS a tract 150' x 150' in the S.W. Corner thereof.

All of the above being more particularly described as follows:

Commence at the S.W. corner of Lot No. 1 of Kensington Park Sub., Unit No. 1, recorded in Plat Book 8, Pages 112 and 112-A, Public Records of Sarasota County, Florida; thence N 89E 57' 56" E, along the South line of said Lot 1, 150.00' for a Point of Beginning; thence North and parallel to the West line of said Lot 1, 150.00'; thence S 89E 57' 56" W, 150.00" to said West line of Lot 1; thence North along said West line of Lot 1, 468.17' to the N.W. corner of said Lot 1; thence East along the North line of said Lot 1, 905.48' to the P.C. of a curve to the left; thence Easterly along said curve, having a radius of 640.00', a distance of 49.21' to the N.E. corner of said Lot 1; thence S 21E 40' 34" E along the East line of said Lot 1, 165.46' to the P.C. of a curve to the right; thence Southerly along said curve, having a radius of 65.00', a distance of 22.70' to the P.T.; thence South along the East line of said Lot 1, 443.43' to the S.E. corner of said Lot 1; thence S 89E 57' 56" W along the South line of said Lot 1 (and extensions thereof), 870.00' to the Point of Beginning.

                   AMENDMENT TO PURCHASE AND SALE AGREEMENT
                   ----------------------------------------

      This AMENDMENT TO PURCHASE AND SALE AGREEMENT is entered into by and between PaineWebber Income Properties Three Limited Partnership, a Delaware limited partnership ("Seller") and LandBank Environmental Properties, LLC, a Delaware limited liability company ("Buyer").

      WHEREAS, Buyer and Seller entered into that certain Purchase and Sale Agreement dated as of August 31, 2000 (the "Purchase Agreement"); and

      WHEREAS, Buyer and Seller desire to amend the Purchase Agreement;

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. All capitalized terms not defined herein shall have the meaning ascribed to such terms in the Purchase Agreement.

2. Section 3.2 of the Purchase Agreement is deleted in its entirety and restated to read as follows:

         3.2 Deposit. Buyer shall, contemporaneously with execution of this Agreement, deposit with the Escrow Agent the sum of One Hundred Thousand Dollars ($100,000) (with all interest thereon and additions thereto, the "Escrowed Amount") to secure Buyer's obligations under this Agreement. Unless this Agreement has been terminated in accordance with the terms hereof, on September 14, 2000, Buyer shall deposit with the Escrow Agent an additional $100,000 to be added to the Escrowed Amount (for a total of $200,000). After September 18, 2000, at 12:00 p.m. EST (the "First Hard Date") $50,000 of the Escrowed Amount shall become non-refundable to Buyer and shall be delivered by Escrow Agent to seller.

3. Prior to the First Hard Date, Buyer may elect, at its sole discretion by written notice to Seller, to cause an additional $50,000 of the Escrowed Amount (for a total of $100,000) to become non-refundable to Buyer and to be delivered to Seller in which case the purchase price defined in Section 3.1 of the Purchase Agreement shall be reduced from $3,712,500 to $3,625,000.

4. At Closing, Seller agrees to assign that certain Lease Termination Agreement between Seller and Northeast Plaza Associates, Ltd. to Buyer, without warranty or representation by Seller.

5. At Closing, Seller shall receive credit for October, 2000 and November, 2000 rent under that certain lease between Seller and Zade, Inc. as if such rents had been fully paid to Seller, and Seller shall be responsible for paying any leasing commissions on such lease at Closing.

6. October, 2000 rent from Property shall be prorated as if all the rent for October, 2000 has been paid to Seller as of the Closing. Seller shall be responsible for collecting any October rent unpaid as of the Closing. Any prior uncollected rent shall be prorated as provided in
         Section 3.6 of the Partnership Agreement.

7.       The Closing Date shall be extended from October 6, 2000 to October 9,
         2000.

8. Except as provided for herein, the Purchase Agreement shall remain in full force and effect.

      EXECUTED as of September 14, 2000.

                                   PAINEWEBBER INCOME PROPERTIES THREE LIMITED
                                   PARTNERSHIP

                                   By:   Third Income Properties, Inc., its
                                              general partner

                                          By:    /s/ Margaret A. Fitts
                                                 ----------------------
                                          Name:  Margaret A. Fitts
                                          Title: Vice President



                                    LANDBANK ENVIRONMENTAL PROPERTIES, LLC


                                           By:   /s/ William P. Lynott
                                                 ----------------------
                                                 William P. Lynott, Esq.

                   AMENDMENT TO PURCHASE AND SALE AGREEMENT
                   ----------------------------------------

      This AMENDMENT TO PURCHASE AND SALE AGREEMENT is entered into by and between PaineWebber Income Properties Three Limited Partnership, a Delaware limited partnership ("Seller") and LandBank Environmental Properties, LLC, a Delaware limited liability company ("Buyer").

      WHEREAS, Buyer and Seller entered into that certain Purchase and Sale Agreement dated as of August 31, 2000 (as amended from time to time, the "Purchase Agreement"); and

      WHEREAS, Buyer and Seller entered into that certain Amendment to Purchase and Sale Agreement dated as of September 14, 2000 (the "Amendment"); and

      WHEREAS, Buyer and Seller desire to amend the Purchase Agreement;

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

      1. All capitalized terms not defined herein shall have the meaning ascribed to such terms in the Purchase Agreement.

      2. At Closing, Buyer shall receive a credit of $30,740.32 for leasing commissions and lost rent related to the Boombox space. Buyer shall not be entitled to any credit related to the proposed Zade lease as described in Section 5 of the Amendment.

      3. Buyer hereby acknowledges that the Diligence Date has passed and Buyer no longer has the right to terminate the Purchase Agreement under
         Section 5.2 of the Purchase Agreement.

      4. The Closing shall occur in escrow on October 9, 2000 with the release of funds by 10:00 AM (EST) on October 10, 2000.

      5. Except as provided for herein, the Purchase Agreement shall remain in full force and effect.

      EXECUTED as of September 26, 2000.

                                   PAINEWEBBER INCOME PROPERTIES THREE LIMITED
                                   PARTNERSHIP

                                   By:   Third Income Properties, Inc., its
                                             general partner

                                         By:    /s/ Margaret A. Fitts
                                                ----------------------
                                         Name:  Margaret A. Fitts
                                         Title: Vice President



                                   LANDBANK ENVIRONMENTAL PROPERTIES, LLC


                                          By:   /s/ William P. Lynott
                                                ----------------------
                                                William P. Lynott, Esq.

                 THIRD AMENDMENT TO PURCHASE AND SALE AGREEMENT
                 ----------------------------------------------

      This THIRD AMENDMENT TO PURCHASE AND SALE AGREEMENT is dated this 2nd day of October, 2000 by and between PaineWebber Income Properties Three Limited Partnership, a Delaware limited partnership ("Seller") and LandBank Environmental Properties, LLC, a Delaware limited liability company ("Buyer").

      WHEREAS, Buyer and Seller entered into that certain Purchase and Sale Agreement dated as of August 31, 2000 and Amendment to Purchase and Sale Agreement dated September 26, 2000 (the "Purchase Agreement"); and

      WHEREAS, Buyer and Seller now wish to further amend the Purchase Agreement, as more fully set forth in this Third Amendment.

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

      1. All capitalized terms not defined herein shall have the meaning ascribed to such terms in the Purchase Agreement.

      2. In the event that the balance of the Purchase Price (the "Seller Funds") has not been disbursed to Seller by federal wire transfer on or before 2:00 p.m. Eastern Standard Time on October 10, 2000 (the "Seller Fund Deadline"), then Buyer shall pay to Seller, as liquidated damages an amount (the "Carry Cost Amount") equal to the sum of (a) the per diem interest payable on such Seller Funds at an annual simple interest rate of 5.25% and (b) the per diem debt service payable by Seller for the existing mortgage loan on the Property; provided, however, that the Carry Cost Amount shall not exceed One Thousand and 00/100 Dollars ($1,000.00). Seller shall not be entitled to declare Buyer in default until 12:00 p.m. (Eastern Standard Time) on October 11, 2000. Time is of the essence.

      3. Except as otherwise provided for herein, the Purchase Agreement shall remain in full force and effect.

      IN WITNESS WHEREOF, the parties have heretofore set their hand and seals on the day and year first above written.

                                   PAINEWEBBER INCOME PROPERTIES THREE LIMITED
                                   PARTNERSHIP

                                   By:   Third Income Properties, Inc., its
                                             general partner

                                         By:    /s/ Margaret A. Fitts
                                                ----------------------
                                         Name:  Margaret A. Fitts
                                         Title: Vice President



                                   LANDBANK ENVIRONMENTAL PROPERTIES, LLC


                                          By:   /s/ William P. Lynott
                                                ----------------------
                                                William P. Lynott, President

                 FOURTH AMENDMENT TO PURCHASE AND SALE AGREEMENT
                 -----------------------------------------------

      This FOURTH AMENDMENT TO PURCHASE AND SALE AGREEMENT is entered into by and between PaineWebber Income Properties Three Limited Partnership, a Delaware limited partnership ("Seller") and LandBank Environmental Properties, LLC, a Delaware limited liability company ("Buyer").

      WHEREAS, Buyer and Seller entered into that certain Purchase and Sale Agreement dated as of August 31, 2000 as amended by Amendment to Purchase and Sale Agreement dated September 14, 2000, Amendment to Purchase and Sale Agreement dated September 26, 2000 and Third Amendment to Purchase and Sale Agreement dated October 2, 2000 (the "Purchase Agreement"); and

      WHEREAS, Buyer and Seller desire to amend the Purchase Agreement;

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

      1. All capitalized terms not defined herein shall have the meaning ascribed to such terms in the Purchase Agreement.

      2. Section 2 of the Third Amendment to Purchase and Sale Agreement is deleted.

      3. The Closing Date shall be extended to the close of business on Thursday, October 12, 2000.

      4. On Tuesday, October 10, 2000 Buyer shall directly transmit $758,234.32 of the Purchase Price to Bank of America by federal wire transfer sufficient to discharge the mortgage loan currently encumbering the Property pursuant to the wire instructions attached hereto as Exhibit
         A. If such wire transfer occurs after 2:00 p.m. (EST) on Tuesday, October 10, 2000, Buyer shall be responsible and pay for the additional per diem interest described on Exhibit A.

      5. On Tuesday, October 10, 2000, Buyer shall directly transmit $441,765.68 of the purchase price by federal wire transfer to Seller pursuant to the wire instructions attached hereto as Exhibit B.

      6. On Tuesday, October 10, 2000, the Escrow Agent shall release the remainder of the Deposit to Seller by federal wire transfer pursuant to the wire instructions attached hereto as Exhibit B.

      7. The funds disbursed pursuant to paragraphs 4, 5 and 6 above shall be considered earned by Seller and shall be non-refundable to Buyer.

      8. Buyer is to cause the net proceeds to Seller to be transmitted to Seller by federal wire transfer by 5:00 PM (EST) on Thursday, October 12, 2000.

      9. Except as provided for herein, the Purchase Agreement shall remain in full force and effect. Time is of the essence.

      EXECUTED as of October 9, 2000.

                                   PAINEWEBBER INCOME PROPERTIES THREE LIMITED
                                   PARTNERSHIP

                                   By:   Third Income Properties, Inc., its
                                              general partner

                                          By:    /s/ Margaret A. Fitts
                                                 ----------------------
                                          Name:  Margaret A. Fitts
                                          Title: Vice President



                                    LANDBANK ENVIRONMENTAL PROPERTIES, LLC


                                           By:   /s/ William P. Lynott
                                                 ----------------------
                                                 William P. Lynott, President